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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 15, 2007

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

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          Delaware                     0-22055                  11-3223672
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)
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                   2 CORBETT WAY, EATONTOWN, NEW JERSEY 07724
          (Address of principal executive offices, including Zip Code)

                                 (732) 440-1992
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 AMENDMENT OF MATERIAL DEFINITIVE AGREEMENT;

        On August 8, 2007, the Company executed an agreement with the landlord of its principal offices settling claims made by the landlord in the summons which it served the Company in June 2007 alleging non-payment of rent for the months of February and March 2007. Under the terms of the settlement, the Company surrendered possession of the second floor of its premises and continued to lease the first floor in accordance with the terms of the original lease agreement, provided, that the landlord is entitled to lease all or part of such first floor in which event the Company will be required to vacate the newly leased portion. Under the terms of the settlement, the Company agreed to pay rent and related late charges in respect of April and May 2007 in the aggregate amount of $85,667 through the issuance of shares of its restricted Common Stock. The settlement fixed the base rent for the period of June through August 31, 2007 at $17,555, plus applicable charges under the original lease, which amounts are to be paid in cash, and fixed the base rent for the retained premises (assuming the Company will retain the first floor) for the following periods (all payable in cash): September 2007 through August 2008, $18,129; September 2008 through August 2010, $18,714. Thereafter, the landlord indicated that it is not executing the settlement. On August 29, 2007, the Company received from the landlord a signed copy of the agreement as well as notice of default thereon and a copy of request made to Superior Court of New Jersey Law Division - Special Civil Part Landlord - Tenant, for a Warrant of Removal. On September 6, 2007, the Company was served with a court order to vacate the premises by September 12, 2007. The Company is currently in the process of seeking suitable replacement premises. No assurance can be given that the Company will be able to raise the working capital needed to cure the default or find suitable replacement premises.

ITEM 8.01 OTHER EVENTS

        On August 15, 2007, Amedia Networks, Inc. (the "Company") released seven of its nine remaining employees, leaving only its Chief Executive Officer and Chief Financial Officer on staff. However, the seven non-executive employees continued to provide support through September 2, at the company's premises based on the Company's statement that it would reinstate them if and when a financing is secured; no assurance can be given that these persons will continue to provide their services or that the Company will be successful in raising funds. The Company has also been forced to delay payments to most of its vendors, defer salaries for management and curtail product development plans. If the Company is unable to raise additional capital on an immediate basis, it will be forced to lay-off its remaining workforce and either restructure or cease operations entirely. At the present time, the Company has no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to it on commercially acceptable terms (or at all).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

None



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          DATED: September 7, 2007

                                         /s/ Frank Galuppo
                                         -------------------------------------
                                         FRANK GALUPPO
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER